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EXHIBIT 11
                                 Computation of Earnings Per Share

                                             UNAUDITED

                                                                 Twelve Months Ended
                                                                    September 30,
                                                        2003                             2002
                                                  -----------------                -----------------

Shares Outstanding Beginning of Period                  29,090,050                        7,770,050

Shares Issued During Period:                               200,000                       21,320,000


                                                  -----------------                -----------------

Total Outstanding                                       29,290,050                       29,090,050

Weighted average number of shares outstanding            4,230,361                       24,754,197

Shares deemed outstanding from assumed
exercise of stock options                                        -                                -
                                                  -----------------                -----------------

Total                                                    4,230,361                       24,754,197
                                                  =================                =================

Earnings (loss) applicable to common shares             $ (911,957)                     $ 4,345,703
                                                  =================                =================

Earnings (loss) per share of common stock                 $ (0.030)                         $ 0.180
                                                  =================                =================

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